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                              SCHRODER SERIES TRUST

                             DISTRIBUTION AGREEMENT

     This Agreement is made as of the 15th day of September, 1999, by and between Schroder Series Trust, a Massachusetts business trust (the "Trust"), and Schroder Fund Advisors Inc., a New York corporation (the "Distributor").

     1. The Trust hereby appoints the Distributor as a distributor of shares of beneficial interest ("Shares") of each of the current series of the Trust (each, a "Fund"), and the Distributor hereby accepts such appointment. Upon the approval of the Trust, this Agreement shall apply to any additional series of the Trust as may be established from time to time, each of which shall become a Fund hereunder.

     2. The Distributor will have the right, as principal, to sell Shares of each Fund to investment dealers against orders therefor at the public offering price less any discount determined by the Distributor, which discount will not exceed the amount of the sales charge, if any, referred to below. The Distributor will have the right, as principal, to purchase Shares from the Trust at their net asset value and to sell such Shares to the public against orders therefor at the public offering price. Upon receipt of an order to purchase Shares of a Fund from a bank or dealer with whom the Distributor has a sales contract, the Distributor will promptly purchase Shares of such Fund from the Trust to fill such order. Upon receipt of registration instructions in proper form and payment for such Shares, the Distributor will transmit such instructions to the Trust or its agent for registration of the Shares purchased. The Distributor will also have the right, as agent for the Trust, to sell Shares at the public offering price to such persons and upon such conditions as the Trustees of the Trust may from time to time determine.

     The public offering price shall be the net asset value of the Shares in question then in effect, plus the applicable sales charge, if any, determined in the manner set forth in the then current prospectus and statement of additional information of the Trust or as permitted by the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the "1940 Act"). The net asset value of Shares shall be determined in the manner provided in the then current prospectus and statement of additional information of the Trust and when determined shall be applicable to transactions as provided for in such prospectus and statement of additional information.

     On every sale of Shares, the Trust, on behalf of the Fund in question, shall receive the applicable net asset value of the Shares.

     3. The Trust reserves the right to issue Shares at any time directly to its shareholders as a stock dividend or stock split and to sell Shares to its shareholders or to other persons approved by the Distributor at not less than net asset value.



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     4. The Distributor will use its best efforts to place Shares sold by it on an investment basis. The Distributor does not agree to sell any specific number of Shares. Shares will be sold by the Distributor only against orders therefor. The Distributor will not purchase Shares from anyone other than the Trust and will not take "long" or "short" positions in Shares contrary to the instructions of the Trust or any applicable law, rule, or regulation.

     5. The Distributor will be an independent contractor and neither the Distributor nor any of its officers or employees, as such, is or shall be an employee of the Trust. The Distributor is responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder. The Distributor will maintain at its own expense insurance against public liability in such an amount as the Trustees of the Trust may from time to time reasonably request.

     6. The Trust reserves the right to reject any order for the purchase of Shares, provided, however, that the Trust agrees that it will not arbitrarily or without reasonable cause refuse acceptance or confirmation of such orders.

     7. The Trust covenants and agrees that it will, at its own expense:

     (a) use its best efforts to keep authorized, but unissued, sufficient Shares to meet the reasonable requirements of the Distributor;

     (b) supply the Distributor with the net asset value per Share of each Fund computed as at the times and in the manner prescribed by the then current prospectus and statement of additional information of the Trust and in compliance with all pertinent requirements of the Agreement and Declaration of Trust of the Trust and applicable law;

     (c) prepare, file, and keep effective registration statements, prospectuses and licenses covering as many Shares as may be necessary for distribution and sale of Shares in such jurisdictions where Shares may lawfully be sold and as reasonably requested by the Distributor; and

     (d) maintain qualified personnel and adequate facilities for the acceptance and confirmation of orders for the sale of Shares.

     8. The Distributor will pay all expenses incident to the sale and distribution of Shares issued or sold hereunder, including (i) expenses of printing and distributing or disseminating any sales literature (including prospectuses and annual reports), advertising, and selling aids in connection with such offering of Shares for sale (except that such expenses shall not include expenses incurred by the Trust in connection with the preparation, printing, and


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distribution of any prospectus, report or other communication to holders of
Shares in their capacity as such) and (ii) expenses of advertising in connection with such offering.

     9. The Distributor covenants and agrees that it will comply, at its own expense, with the applicable Federal and state laws and regulations regulating the affairs of broker-dealers, and will conduct its affairs with the Trust and with dealers, brokers, and investors in accordance with the Conduct Rules of The National Association of Securities Dealers, Inc., as applicable.

     10. (a) Except as provided in subsection (b) below, in the absence of (i) any breach of its obligations under this Agreement (ii) willful misfeasance, bad faith, or gross negligence on the part of the Distributor, or (iii) reckless disregard by the Distributor of its obligations and duties hereunder, the Distributor shall not be subject to any liability whatsoever to the Trust, or to any shareholder of the Trust, for any error of judgment, mistake of law, or any other act or omission in the course of, or connected with, rendering services hereunder. The Trust agrees to indemnify and hold harmless the Distributor and each person who controls the Distributor within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), against any and all losses, claims, damages, or liabilities, joint or several, to which they or any of them may become subject under the 1933 and 1940 Acts, the Securities Exchange Act of 1934, as amended, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Trust's registration statement for the registration of Shares as originally filed or in any amendment thereof, or in the Trust's current prospectus filed as a part thereof, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal loss, claim, damage, liability, or action; provided, however, that the Trust will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon information furnished to the Trust in writing by or on behalf of the Distributor specifically for use in connection with the preparation thereof.

     (b) The Distributor agrees to indemnify and hold harmless the Trust and each person who has been, is, or may hereafter be a Trustee of the Trust against expenses incurred by any of them in connection with any claim or in connection with any action, suit, or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of any alleged misrepresentation or omission to state a material fact, or out of any alleged misrepresentation or omission to state a material fact, on the part of the Distributor or any agent or employee of the Distributor or any other person for whose acts the Distributor is responsible or is alleged to be responsible unless such misrepresentation or omissions was made in reliance upon written information furnished by the Trust. The term "expenses" includes amounts paid in satisfaction of judgments or in settlements which are made with the Distributor's consent.


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     In addition, the Distributor agrees to indemnify and hold harmless the
Trust and each person who has been, is, or may hereafter be a Trustee of the Trust and each person who controls the Trust or any Fund within the meaning of the 1933 Act, against any and all losses, claims, damages, or liabilities, joint or several, to which they or any of them may become subject under the 1933 and 1940 Acts, the Securities Exchange Act of 1934, as amended, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Trust's registration statement for the registration of Shares as originally filed or in any amendment thereof, or in the Trust's current prospectus filed as a part thereof, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal loss, claim, damage, liability, or action, BUT ONLY to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon information furnished to the Trust in writing by or on behalf of the Distributor specifically for use in connection with the preparation thereof.

     (c) The foregoing rights of indemnification shall be in addition to any other rights to which a person or entity may otherwise be entitled.

     11. This Agreement shall become effective with respect to the Trust on September 15, 1999, and shall continue in effect for one year, and thereafter only so long as its continuance is specifically approved at least annually by
(i) the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust and (ii) by vote of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party and have no direct or indirect financial interest in the operation of this Agreement or any plan to which this Agreement relates, cast in person at a meeting called for the purpose of voting on such approval.

     12. This Agreement shall terminate automatically in the event of its assignment. This Agreement may be terminated at any time, without the payment of any penalty, (i) by the Board of Trustees of the Trust, by vote of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party and have no direct or indirect financial interest in the operation of this Agreement or any plan to which this Agreement relates, or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust by thirty days' written notice addressed to the Distributor at its principal place of business; and (ii) by the Distributor by thirty days' written notice addressed to the Trust at its principal place of business.

     13. This Agreement shall be construed and its provisions interpreted in accordance with the laws of the state of New York.


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     14. A copy of the Agreement and Declaration of Trust of the Trust is on
file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers, or shareholders individually but are binding only upon the assets and property of the Trust.

     It is intended that this Agreement shall constitute a separate and discrete contractual arrangement between the Distributor and the Trust on behalf of each Fund separately and shall be construed in all respect so as to give effect to this intention to the same extent as if the agreement between the Distributor and the Trust on behalf of each such Fund were set out in a separate writing. Without limiting the generality of the foregoing, no Fund shall be liable or responsible for the acts, omissions, or liabilities of any other Fund, or of the Trust on behalf or in respect of any other Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 15th day of September, 1999.

                                                SCHRODER SERIES TRUST


                                                By: /s/ Alexandra Poe
                                                    -----------------
                                                Title: President


                                                SCHRODER FUND ADVISORS INC.


                                                By: /s/ Catherine A. Mazza
                                                    ----------------------
                                                Title: Executive Vice President














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